Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Effective December 29, 2022, Sitio Royalties Corp. (formerly Snapper Merger Sub I, Inc., “New Sitio”) completed the transactions contemplated by the merger agreement (the “Merger Agreement”), dated September 6, 2022, among New Sitio, STR Sub Inc. (formerly Sitio Royalties Corp.) (“Former Sitio”), Brigham Minerals, Inc. (“Brigham”), Brigham Minerals Holdings, LLC (“Opco LLC”), Sitio Royalties Operating Partnership, LP (“Opco LP”), Snapper Merger Sub IV, Inc (“Brigham Merger Sub”), Snapper Merger Sub V, Inc., (“Sitio Merger Sub”), and Snapper Merger Sub II, LLC (“Opco Merger Sub LLC”). Pursuant to the Merger Agreement, Brigham Merger Sub merged with and into Brigham (the “Brigham Merger”), with Brigham surviving the Brigham Merger as a wholly owned subsidiary of New Sitio and (ii) Sitio Merger Sub merged with and into Sitio (the “Sitio Merger”), with Sitio surviving the Sitio Merger as a wholly owned subsidiary of New Sitio. Immediately thereafter, Opco Merger Sub merged with and into Opco LLC (the “Opco Merger” and, together with the Brigham Merger and the Sitio Merger, the “mergers”) with Opco LLC surviving the Opco Merger as a wholly owned subsidiary of Opco LP. As a result of the mergers, Sitio and Brigham became direct wholly owned subsidiaries of New Sitio, a new holding company, which was renamed “Sitio Royalties Corp.” Upon completion of the mergers, former Sitio stockholders and former Brigham stockholders held stock in New Sitio. Following the mergers, New Sitio became the successor to Former Sitio. The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the adjustments related thereto are referred to as the “Transaction Adjustments.” Unless otherwise stated herein, references to “Sitio” refer to (i) for periods prior to the completion of the Transactions, Former Sitio and (ii) for periods following the completion of the Transactions, New Sitio.

The mergers were accounted for using the acquisition method of accounting in accordance with ASC 805, with Sitio as the accounting acquirer.

The following unaudited pro forma condensed consolidated combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of Sitio (the accounting acquirer in the mergers), Kimmeridge Mineral Fund (“KMF”), Sitio’s predecessor for financial reporting purposes, combined with the historical consolidated financial statements of Falcon Minerals Corporation (“Falcon”), which was acquired by Sitio in June 2022, and the historical consolidated financial statements of Brigham, in each case adjusted as described below. Additionally, the pro forma financial statements include adjustments (the “Falcon Merger Transaction Adjustments”) associated with the merger transactions on June 7, 2022 with Opco LP, Ferrari Merger Sub A LLC (“Ferrari Merger Sub”), and DPM HoldCo, LLC (“Desert Peak”), pursuant to which Ferrari Merger Sub merged with and into Desert Peak, with Desert Peak as the accounting acquirer (the “Falcon Merger”).

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 gives effect to the Transactions as if they had occurred January 1, 2022. The pro forma financial statements contain certain reclassification adjustments, as applicable, to (i) conform the historical Falcon or Brigham financial statement presentations to Sitio’s financial statement presentation and (ii) conform certain of Falcon’s or Brigham’s historical amounts to Sitio’s financial statement presentation.

The unaudited pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes to the unaudited pro forma financial statements. The pro forma financial statements have been adjusted to include transaction accounting adjustments in accordance with GAAP, linking the effects of the Transaction Adjustments and the Falcon Merger Transaction Adjustments to the historical consolidated financial statements of Sitio. As of the date of this Current Report on Form 8-K to which these unaudited pro forma financial statements are attached as Exhibit 99.1, the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Brigham assets to be acquired and the liabilities to be assumed and the related allocations of purchase price has not been completed, nor have all necessary adjustments been made to conform Brigham’s accounting policies to Sitio’s accounting policies. A final determination of the fair value of Brigham’s assets and liabilities will be based on the actual assets and liabilities of Brigham that existed as of the Brigham Merger effective time.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the financial condition or the operating results that Sitio would have achieved if the Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the mergers, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that may be achieved with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of Sitio’s future results.

Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2022

(Unaudited)

		Sitio Royalties
	Historical	Adjustment			As Adjusted		Historical
		Falcon	Sitio Predecessor
	Sitio Royalties	Minerals	Transaction		Sitio Royalties		Brigham	Transaction		Pro Forma
	Corp.	Corporation	Adjustments		Corp.		Minerals, Inc.	Adjustments		Combined
	(In thousands, except per share data)
Revenue:
Oil, natural gas and natural gas liquids revenues	$355,430	$44,862	$		$400,292		$336,663	$—		$736,955
Lease bonus and other income	14,182	779	(497)	A	14,464		5,171	—		19,635
Commodity derivatives losses		(302)	302	E	—		—	—		—

Total revenue	369,612	45,339	(195)		414,756		341,834	—		756,590

Operating Expenses:
Management fees to affiliates	3,241				3,241	D				3,241
Depreciation, depletion and amortization	104,511	6,450	9,389	C	120,226		51,489	48,728	I	220,443
			(124)	A
General and administrative	42,225	28,287	(180)	A	72,516		81,067	10,525	J	164,108
			2,184	B
General and administrative - affiliates	74	—	—		74		—	—		74
Severance and ad valorem taxes	25,572	2,860	—		28,432		19,547	—		47,979
Marketing and transportation	—	374	—		374		9,346	—		9,720

Total operating expenses	175,623	37,971	11,269		224,863		161,449	59,253		445,565

Net income (loss) from operations	193,989	7,368	(11,464)		189,893		180,385	(59,253)		311,025
Other income (expense):
Interest expense, net	(35,499)	(876)	—		(36,375)		(6,206)	—		(42,581)
Change in fair value of warrant liability	3,662	(270)	—		3,392		—	—		3,392
Loss on extinguishment of debt	(11,487)	—	—		(11,487)		—	—		(11,487)
Commodity derivatives gains (losses)	39,037	—	(302)	E	38,735		—	—		38,735
Interest rate derivatives gains	110	—	—		110		—	—		110
Other income (expense)	—	13	—		13		51	—		64

Total other income (expense):	(4,177)	(1,133)	(302)		(5,612)		(6,155)	—		(11,767)
Net income (loss) before income tax expense	189,812	6,235	(11,766)		184,281		174,230	(59,253)		299,258
Income tax (expense) benefit	(5,681)	(1,820)	(33,041)	F	(40,542)		(32,248)	6,953	F	(65,837)

Net income (loss)	$184,131	$4,415	$(44,807)		$143,739		$141,982	$(52,300)		$233,421

Less net income attributable to Predecessor	(78,104)		78,104	G	—		—	—		—
Less net (income) loss attributable to temporary equity	(90,377)		90,377	G	—		—	—	G	—
Less net income attributable to non-controlling interest	51	(4,917)	(64,294)	G	(69,160)		(21,998)	(21,153)	G	(112,311)

Net income attributable to Class A stockholders	$15,701	$(502)	$59,380		$74,579		$119,984	$(73,453)		$121,110

Net Income per Common Share
Basic	$1.10									1.50	H
Diluted	$1.10									1.50	H
Weighted Average Common Shares Outstanding
Basic	13,723									80,172	H
Diluted	13,723									80,172	H

The accompanying notes are an integral part of these condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated combined financial statements

1. Basis of Presentation, the Offering and Reorganization

The pro forma financial statements have been derived from the historical financial statements of Sitio, Falcon and Brigham. The pro forma financial statements contain certain reclassification adjustments, as applicable, to (i) conform the historical Falcon or Brigham financial statement presentations to Sitio’s financial statement presentation and (ii) conform certain of Falcon’s or Brigham’s historical amounts to Sitio’s financial statement presentation. The unaudited pro forma condensed consolidated combined statements of operations for the year ended December 31, 2022 gives effect to Transactions as if they had occurred on January 1, 2022.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to present fairly the pro forma information have been made. The pro forma financial statements do not purport to represent what Sitio’s financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated above, nor are they indicative of Sitio’s future financial position or results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of Sitio, KMF, Falcon and Brigham for the periods presented, which are included or incorporated by reference in Sitio’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”).

2. Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

Falcon Merger Transaction Adjustments

A.	Reflects the elimination of revenues and operating expenses included in the results of operations of KMF related to the water business of KMF and KMF Water, LLC that were not included in New Sitio.

B.

Represents the grant and vesting of one-time restricted stock units to certain of Sitio’s executive officers and employees in connection with the Falcon Merger under Sitio’s Long Term Incentive Plan. Such restricted stock units were granted on June 7, 2022 and vest on June 7, 2023, but for purposes of the unaudited pro forma financial statements were reflected to have been granted and vested in 2022.

C.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the Falcon Merger. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Falcon and Sitio presented in the Falcon and Sitio columns, respectively, in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the year ended December 31, 2022

Depletion expense related to the fair value of the oil and gas properties of Falcon	$15,839
Less Falcon historical depletion expense	(6,450)

Transaction Adjustments to depletion expense	$9,389

D.

Reflects the management fee expenses of KMF (the Sitio Predecessor) that were paid as compensation for services rendered in the management of the partnership. The management fee expenses represent the charge for managing the investment fund and did not include general and administrative expenses related to operating the business. The administrative expenses incurred by and reimbursed to management are presented in the general and administrative line item on the consolidated statement of operations. While a pro forma adjustment has not been made to eliminate the management fee expenses, Sitio no longer incurs any management fees after completion of the Falcon Merger.

E.	Reflects a pro forma adjustment to reclassify commodity derivatives losses of Falcon to conform to Sitio’s presentation.

F.

Reflects estimated income tax provision associated with Sitio’s historical results of operations assuming its earnings had been subject to federal and state income tax as a subchapter C corporation using a blended statutory rate of 22% for the period noted. This rate is inclusive of U.S. federal and state taxes. The calculation of future net income tax expense is performed on a year-by-year basis by taking into account each year’s projected revenues, operating expenses, depreciation, depletion, and other factors in arriving at each year’s tax outflow. As such, the effective rate utilized in this calculation can differ from the blended statutory rate.

G.

Reflects the elimination of net income attributable to the Sitio Predecessor. In addition, management estimated the net income attributable to the Sitio Class C Common Stock that is classified as noncontrolling interest on Sitio’s consolidated balance sheet subsequent to the Transactions.

H.	Reflects basic and diluted earnings per common shares of Sitio Class A Common Stock as shown below for the applicable period, computed using the two-class method (in thousands, except per share data):

For the year ended December 31, 2022

Numerator:
Net income attributable to Class A stockholders	$121,110
Less: Earnings allocated to participating securities	(1,219)

Net income attributable to Class A stockholders — basic	$119,891

Plus: Net income attributable to temporary equity(1)	—
Net income attributable to Class A stockholders — diluted	$119,891

Denominator(1):
Weighted average shares outstanding — basic	80,172
Effect of dilutive securities(1)	—

Weighted average shares outstanding — diluted	80,172

Net income per common share — basic	$1.50
Net income per common share — diluted	$1.50

(1)	For the year ended December 31, 2022, Class C common stock was not included in the calculation of diluted earnings per share as the effect would have been antidilutive.

Transaction Adjustments

I.

Reflects the pro forma impact to depletion expense associated with the change in fair value adjustment to oil and gas properties as a result of the merger agreement. Pro forma depletion expense was calculated on a consolidated basis as though all such properties were owned for the entire period. This number was then offset by the historical depletion expense related to Brigham as presented in the in the Brigham historical column in the pro forma statement of operations, and the remaining amount was included as an Acquisition Adjustment on the face of the pro forma statement of operations. The adjustment reflected under Transaction Adjustments was calculated using the units-of-production method under the successful efforts method of accounting (in thousands).

For the year ended December 31, 2022

Depletion expense related to the fair value of the oil and gas properties of Brigham	$100,217
Less Brigham historical depletion expense	(51,489)

Transaction Adjustments to depletion expense	$48,728

J.

Represents adjustments to conform general and administrative expenses that were previously capitalized by Brigham under the full cost method of accounting to the respective expense line items based on Sitio’s presentation under the successful efforts method of accounting.

4. Supplementary Disclosure of Oil and Natural Gas Operations

The following tables present the estimated pro forma proved reserve information as of December 31, 2022, along with a summary of changes in quantities of remaining proved reserves during the year ended December 31, 2022.

The following estimated pro forma reserve information is not necessarily indicative of the results that might have occurred had the Transactions been completed on December 31, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those described under “Risk Factors” in Sitio’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023.

	Balance, December 31, 2021	Revisions	Extensions	Acquisition of reserves	Divestiture of reserves	Production	Balance, December 31, 2022
Sitio Royalties Corp.
Oil (MBbls)	11,844	(231)	3,280	23,025	—	(2,861)	35,057
Natural Gas (MMcf)	46,343	2,926	8,986	110,718	—	(9,531)	159,442
Natural Gas Liquids (MBbls)	5,023	1,093	1,160	12,183	—	(1,100)	18,359

Total (MBOE)	24,592	1,349	5,938	53,660	—	(5,550)	79,989

Falcon Minerals Corporation
Oil (MBbls)	7,763	(4,397)	—	—	(3,051)	(315)	—
Natural Gas (MMcf)	43,437	(22,133)	—	—	(19,657)	(1,647)	—
Natural Gas Liquids (MBbls)	2,242	(1,104)	—	—	(1,032)	(106)	—

Total (MBOE)	17,245	(9,190)	—	—	(7,359)	(696)	—

Brigham Minerals, Inc.
Oil (MBbls)	16,910	(629)	—	868	(14,565)	(2,584)	—
Natural Gas (MMcf)	66,172	7,725	—	2,363	(67,757)	(8,503)	—
Natural Gas Liquids (MBbls)	7,866	1,216	—	378	(8,388)	(1,072)	—

Total (MBOE)	35,805	1,874	—	1,640	(34,246)	(5,073)	—

Pro Forma
Oil (MBbls)	36,517	(5,257)	3,280	23,893	(17,616)	(5,760)	35,057
Natural Gas (MMcf)	155,952	(11,482)	8,986	113,081	(87,414)	(19,681)	159,442
Natural Gas Liquids (MBbls)	15,131	1,205	1,160	12,561	(9,420)	(2,278)	18,359

Total (MBOE)	77,642	(5,967)	5,938	55,300	(41,605)	(11,319)	79,989

	Proved Developed and Undeveloped Reserves
	Developed as of December 31, 2021	Undeveloped as of December 31, 2021	Balance, December 31, 2021	Developed as of December 31, 2022	Undeveloped as of December 31, 2022	Balance, December 31, 2022
Sitio Royalties Corp.
Oil (MBbls)	9,285	2,559	11,844	27,407	7,650	35,057
Natural Gas (MMcf)	40,747	5,596	46,343	133,489	25,953	159,442
Natural Gas Liquids (MBbls)	4,417	606	5,023	15,169	3,190	18,359

Total (MBOE)	20,494	4,098	24,592	64,824	15,165	79,989

Falcon Minerals Corporation
Oil (MBbls)	2,738	5,025	7,763	—	—	—
Natural Gas (MMcf)	19,098	24,339	43,437	—	—	—
Natural Gas Liquids (MBbls)	1,183	1,059	2,242	—	—	—

Total (MBOE)	7,104	10,141	17,245	—	—	—

Brigham Minerals, Inc.
Oil (MBbls)	13,148	3,762	16,910	—	—	—
Natural Gas (MMcf)	56,372	9,800	66,172	—	—	—
Natural Gas Liquids (MBbls)	6,367	1,499	7,866	—	—	—

Total (MBOE)	28,911	6,894	35,805	—	—	—

Pro Forma
Oil (MBbls)	25,171	11,346	36,517	27,407	7,650	35,057
Natural Gas (MMcf)	116,217	39,735	155,952	133,489	25,953	159,442
Natural Gas Liquids (MBbls)	11,967	3,164	15,131	15,169	3,190	18,359

Total (MBOE)	56,509	21,133	77,642	64,824	15,165	79,989

Standardized Measure of Discounted Future Cash Flows

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to Sitio’s proved reserves reflect the effect of income taxes. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies audited by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of Sitio’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flows from or current value of existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2022 (in thousands):

SITIO ROYALTIES CORP.
Future oil and natural gas sales	$4,812,767
Future production costs	(404,982)
Future income tax expense	(438,049)

Future net cash flows	3,969,736

10% annual discount	(1,792,681)

Standardized measure of discounted future net cash flows	$2,177,055

Income tax expense is calculated using the estimated statutory rate of 23%. The future income tax expense, as calculated, is lower than the statutory rate due to the tax basis related to the acquired properties.

The change in the pro forma standardized measure of discounted estimated future net cash flows were as follows for the year ended December 31, 2022 (in thousands):

	SITIO ROYALTIES CORP.	FALCON MINERALS CORPORATION	BRIGHAM MINERALS, INC.	PRO FORMA
Balance at the beginning of the period	$535,303	347,402	638,856	$1,521,561
Net change in prices and production costs	250,889	218,104	448,341	917,334
Sales, net of production costs	(329,858)	(41,628)	(307,770)	(679,256)
Extensions and discoveries	234,973	—	—	234,973
Acquisitions of reserves	1,645,909	—	45,553	1,691,462
Divestiture of reserves	—	(189,247)	(1,033,742)	(1,222,989)
Revisions of previous quantity estimates	40,803	(204,104)	—	(163,301)
Net change in income taxes	(244,815)	—	—	(244,815)
Accretion of discount	53,820	15,199	63,886	132,905
Changes in timing and other	(9,969)	(145,726)	144,876	(10,819)

Balance at the end of the period	$2,177,055	$—	$—	$2,177,055